EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Euronet Worldwide, Inc.

We consent to the use of our report dated February 6, 2002 included in Euronet Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 in this Registration Statement on Form S-8 of Euronet Worldwide, Inc. incorporated herein by reference.



KPMG Polska Sp. z o.o.



   Warsaw, Poland
   August XX, 2002